UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2025, Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), appointed Mr. Christopher Cooper to the position of interim co-Chief Executive Officer (“Interim Co-CEO”). As Interim Co-CEO, Mr. Cooper will work to enhance the Company’s capital markets and business capabilities. Dr. Anatoly Dritschilo, Chairman of the Company’s Board of Directors, will continue in his role as Co-CEO overseeing the Company’s scientific and clinical trial activities.

Mr. Cooper has more than 27 years of experience in management and finance, having worked in the oil and gas, telecommunications and technology industries. In addition to his appointment as Interim Co-CEO of the Company, Mr. Cooper also serves as President, CEO and Founder of First Towers & Fiber Corp., a telecommunications infrastructure company with operations in Latin America, positions he has held since 2017. From 2010 until 2017, Mr. Cooper served as President and CEO of Aroway Energy, Inc., a Vancouver, British Columbia-based oil and gas company, where he was responsible for overseeing day to day operations, financial reporting, and oversaw acquisitions and debt and equity financing. From 1998 until 2010, Mr. Cooper served as a Corporate Consultant to various companies in the technology and resources sectors, oversaw restructuring activities for several distressed public companies, and was responsible for raising more than $100 million in debt and equity for his clients. Mr. Cooper received his MBA from Dowling College in 1995 and his BBA in Business Administration from Hofstra University.

In conjunction with his appointment, on March 11, 2025, the Company entered into a consulting agreement (the “Consulting Agreement”) with Number 2 Capital Corp., a Canadian entity owned by Mr. Cooper (the “Consultant”). In accordance with the terms of the Consulting Agreement, the Consultant will receive compensation of $20,000 per month for a term of six months. The Consulting Agreement may be terminated by either party upon 30 days’ notice, and may be terminated for cause immediately. The Consultant will be expected to work 40 hours per week and will be subject to standard confidentiality and non-disclosure provisions. The foregoing discussion of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, the form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

There are no family relationships between Mr. Cooper and any of the Company’s directors or executive officers. Mr. Cooper does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01. Other Information.

On March 12, 2025, the Company published a press release disclosing Mr. Cooper’s appointment to the position of Interim Co-CEO. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated March 11, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Christopher Cooper.
99.1	Press Release dated March 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Dated: March 12, 2025

	By:	/s/ Anatoly Dritschilo
	Name:	Anatoly Dritschilo
	Title:	Chief Executive Officer